EXHIBIT 21.1

BOYD GAMING CORPORATION

Subsidiary Name	State or Other Jurisdiction of Incorporation
Boyd Gaming Corporation	Nevada
Boyd Pennsylvania, Inc.	Pennsylvania
Boyd Pennsylvania Partners, LP	Pennsylvania
Constellation Insurance Company, Inc.	Hawaii
Boyd Atlantic City, Inc.	New Jersey
Marina District Development Holding Company, LLC	New Jersey
Marina District Development Company, LLC	New Jersey
Marina District Finance Company	New Jersey
Atlantic City Express Services, LLC dba ACES	New Jersey
FGB Development, Inc.	Florida
Boyd Robinsonville, Inc.	Mississippi
Boyd Tunica, Inc. dba Sam's Town Hotel and Gambling Hall Tunica	Mississippi
Boyd Biloxi, LLC dba IP Casino Resort Spa	Mississippi
Boyd Casino Strip, LLC	Mississippi
Boyd Florida, LLC	Mississippi
Tunica Golf Couse, LLC	Mississippi
Aragon Group	Florida
Summersport Enterprises, LLP	Florida
Boyd Sunrise, LLC	Florida
BYDSSE Gaming, LLC	Florida
Blue Chip Casino, LLC	Indiana
Boyd Central Region	Nevada
California Hotel & Casino dba California Hotel & Sam's Town Hotel & Gambling Hall	Nevada
Sam-Will, Inc. dba Fremont Hotel & Casino	Nevada
1100 Boulder Highway, LLC	Nevada
Eldorado, Inc. dba Eldorado Casino and Jokers Wild	Nevada
M.S.W., Inc. dba Main Street Station Casino	Nevada
ETN Productions, Inc.	Nevada
California Hotel Finance Corporation	Nevada
Echelon Resorts, LLC	Nevada
Boyd Louisiana Racing, LLC	Louisiana
Treasure Chest, LLC	Louisiana
Red River Entertainment of Shreveport, LLC dba Sam's Town Shreveport	Louisiana
Boyd Racing, LLC dba Delta Downs Racetrack Hotel & Casino	Louisiana
Boyd Travel, Inc. dba Vacations Hawaii	Nevada
Coast Vacations, Inc.	Nevada
Boyd Lake Mead Inc dba Grand K, Inc.	Nevada
Par-A-Dice Gaming Corporation dba Par-A-Dice Casino	Illinois
Boyd Missouri, Inc.	Missouri
Boyd Clay County, Inc.	Missouri
Coast Casinos, Inc.	Nevada
Coast Hotels & Casinos, Inc. dba The Orleans Hotel and Casino, Gold Coast Hotel and Casino, Suncoast Hotel and Casino	Nevada
BNLV, LLC	Nevada
BCO Gaming, LLC	Nevada
Boyd Development Corporation	Nevada
Boyd Office Building, Inc.	Nevada

Subsidiary Name	State or Other Jurisdiction of Incorporation
BGM Co. Inc.	Nevada
East West Gaming LLC	California
Tides 8, LLC	California
Boyd Rhode Island, Inc.	Nevada
OED Acquisition, LLC	Delaware
Boyd Shared Services, Inc. dba Boyd Linen and Uniform Services	Nevada
Boyd Interactive Gaming, Inc.	Nevada
Boyd Interactive Gaming, LLC	Nevada
Boyd Acquisition, LLC	Delaware
Boyd Acquisition I, LLC	Delaware
Boyd Acquisition II, LLC	Delaware
Peninsula Gaming LLC	Delaware
Peninsula Gaming Corp	Delaware
Kansas Star Casino, LLC dba Kansas Star Casino	Kansas
The Old Evangeline Downs, LLC dba Evangeline Downs Racetrack & Casino	Louisiana
Belle of Orleans, LLC dba Amelia Belle Casino	Louisiana
Diamond Jo, LLC dba Diamond Jo Casino	Delaware
Damond Jo Worth, LLC dba Dimond Jo Worth	Delaware
Echelon Resorts Corporation	Nevada
IP Casino Vacations, LLC	Mississippi